Exhibit 4.3

BIORA THERAPEUTICS, INC.

AMENDMENT NO. 4 TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

September 18, 2023

This Amendment No. 4 (this “Amendment”) to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2019 (the “Agreement”), by and among Biora Therapeutics, Inc. (formerly Progenity, Inc.), a Delaware corporation (the “Company”), the investors listed on Exhibit A thereto (each, an “Investor” and collectively, the “Investors”), and the holders of Common Stock listed on Exhibit B thereto, as previously amended by Amendment No. 1 to the Agreement, dated November 10, 2020, Amendment No. 2 to the Agreement, dated December 7, 2021, and Amendment No. 3 to the Agreement, dated May 21, 2021. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and the Investors desire to amend the Agreement as set forth below;

WHEREAS, the undersigned Investors represent the holders of a majority of the Registrable Securities outstanding on the date of this Amendment and, as such, together with the Company, have the right, power and authority pursuant to Section 4.4 of the Agreement to execute and deliver this Amendment and amend the Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Each party to this Amendment, to the extent not already a Holder under the Agreement, shall constitute a Holder for all purposes of the Agreement and be entitled to all the rights and privileges of a Holder under the Agreement, as amended.

2. Section 1 of the Agreement shall be amended by adding the following definition in alphabetical order, with the remaining definitions and corresponding references adjusted accordingly such that they are in alphabetical order:

“Exchange Agreement” means the Convertible Notes Exchange Agreement for Common Stock and Warrants, dated September 18, 2023, by and between the Company, Athyrium Opportunities III Acquisition LP, and Athyrium Opportunities III Co-Invest 1 LP.

3. The following defined term in Section 1(a)(xv) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, including any shares of Common Stock issued on or before the date hereof, upon conversion of preferred stock of the Company outstanding at any time, (ii) the shares of Common Stock issued pursuant to the Common Stock Purchase Agreement, dated as of August 8, 2016, by and between the Company and BCI, (iii) the shares of Common Stock issuable or issued upon conversion of the Warrant Shares (or, following a Qualified IPO, issuable upon exercise of the Warrant), (iv) shares of Common Stock issuable or issued upon the conversion of the Unsecured Convertible Promissory Note dated May 8, 2020, issued to Athyrium Opportunities 2020 LP, (v) the shares of Common Stock issuable or issued upon exercise of the Convertible Notes, (vi) the shares of Common Stock issued pursuant to the Stock Purchase Agreement, dated as of May 31, 2021, by and between the Company, Athyrium Opportunities III Acquisition LP, and Athyrium Opportunities III Co-Invest 1 LP, (vii) the shares of Common Stock issued or issuable pursuant to the Exchange Agreement or issuable upon the exercise of any warrants issued pursuant to the Exchange Agreement, and (viii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i) through (vii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Person in a transaction in which such Person’s rights under this Agreement are not assigned. Notwithstanding the foregoing, such shares of Common Stock shall only be treated as Registrable Securities if and so long as (A) the Holder has not sold such shares to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) the Holder has not sold such shares in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) or Rule 144 thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed from such shares upon the consummation of such sale, and (C) the Holder thereof is entitled to exercise any right provided in Section 2 in accordance with Section 2.15 below.

4. Each of Sections 2.1(d)(i) and 2.3(b)(iv) of the Agreement is hereby deemed deleted in its entirety and replaced with “reserved;” for so long as the undersigned Investors and their Affiliates continue to hold a majority of the Registrable Securities. If the undersigned Investors and their Affiliates cease to hold a majority of the Registrable Securities, then such provisions shall be reinstated as written in the Agreement.

5. Each of Sections 2.3(b)(vi) and 2.14 of the Agreement is hereby deleted in its entirety and replaced with “reserved.” Provided that the deletion of Section 2.3(b)(vi) shall be in effect for so long as the undersigned Investors and their Affiliates continue to hold a majority of the Registrable Securities. If the undersigned Investors and their Affiliates cease to hold a majority of the Registrable Securities, then Section 2.3(b)(vi) shall be reinstated as written in the Agreement.

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6. Section 2.15 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after the earlier of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holder’s Registrable Securities without limitation during any three-month period without registration or (ii) upon the termination of this Agreement as provided in Section 4.1.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. This Amendment and the rights and obligations of the parties hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

9. Except as expressly provided in this Amendment, all terms and provisions of the Agreement shall remain unmodified and in full force and effect.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

COMPANY:

Biora Therapeutics, Inc.

By:	/s/ Eric d’Esparbes
Name: Eric d’Esparbes
Title: Chief Financial Officer

INVESTORS:

Athyrium Opportunities 2020 LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

By:	Athyrium Opportunities Associates III GP LLC,
the General Partner of Athyrium Opportunities Associates III LP

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

(Signature Page to Amendment No. 4 to the Fourth Amended and Restated Investors’ Rights Agreement)

Athyrium Opportunities III Acquisition LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

By:	Athyrium Opportunities Associates III GP LLC,
the General Partner of Athyrium Opportunities Associates III LP

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

Athyrium Opportunities III Acquisition 2 LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

By:	Athyrium Opportunities Associates III GP LLC,
the General Partner of Athyrium Opportunities Associates III LP

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

(Signature Page to Amendment No. 4 to the Fourth Amended and Restated Investors’ Rights Agreement)

Athyrium Opportunities III Co-Invest 1 LP

By:	Athyrium Opportunities Associates Co-Invest LLC,
its General Partner

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

(Signature Page to Amendment No. 4 to the Fourth Amended and Restated Investors’ Rights Agreement)